SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2015

STERLING BANCORP

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35385	80-0091851
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Rella Boulevard, Montebello, New York	10901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 369-8040

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 28, 2015, Sterling Bancorp (the “Company”) held its 2015 Annual Meeting of Stockholders, at which the Company’s stockholders approved an amendment and restatement to the Company’s Certificate of Incorporation to declassify the Board of Directors and require that each director stand for election annually. A copy of the Amended and Restated Certificate of Incorporation is attached hereto as Exhibit 3.1 and is incorporated herein by reference. A copy of the Amended and Restated Bylaws (the “Bylaws”), also amended as of May 28, 2015 to declassify the Board of Directors, is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 28, 2015, the Company held its 2015 Annual Meeting of Stockholders, at which the Company’s stockholders considered five (5) proposals, each of which is described in more detail in the Company’s proxy statement filed with the Securities and Exchange Commission on April 17, 2015. There were 91,116,610 outstanding shares entitled to vote and there were 85,045,594 shares present in person or by proxy, representing 93% of the shares outstanding and entitled to vote. The voting results are presented below.

1. Election of all current directors for a one (1) year term until their successors are elected and qualified, if Proposal 2 to declassify the Board of Directors is approved; if Proposal 2 is not approved, then the election of each of Louis J. Cappelli, Navy E. Djonovic, Fernando Ferrer, and Thomas G. Kahn for a three (3) year term and until their successors are elected and qualified.

Because Proposal 2 to declassify the Board of Directors received the affirmative vote of at least 80% of all outstanding shares of the Company’s common stock as required by its Certificate of Incorporation, the Company’s Board of Directors is now declassified. The results of the election of all directors to serve a one (1) year term ending in 2016 or until their successors are elected and qualified are as follows:

Nominee	For	Withheld	Broker Non-Votes[1]
Robert Abrams	72,051,403	4,365,639	8,628,552
Louis J. Cappelli	74,902,692	1,514,350	8,628,552
James F. Deutsch	75,852,262	564,780	8,628,552
Navy E. Djonovic	75,821,875	595,167	8,628,552
Fernando Ferrer	75,232,770	1,184,272	8,628,552
William F. Helmer	75,116,851	1,300,191	8,628,552
Thomas G. Kahn	75,523,794	893,248	8,628,552
James B. Klein	75,611,438	805,604	8,628,552
Jack L. Kopnisky	75,750,003	667,039	8,628,552
Robert W. Lazar	75,768,104	648,938	8,628,552
John C. Millman	74,910,467	1,506,575	8,628,552
Richard O’Toole	75,768,626	648,416	8,628,552
Burt B. Steinberg	74,991,142	1,425,900	8,628,552

[1]

A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to the item and has not received voting instructions from the beneficial owner of the shares it holds. Broker non-votes are counted when determining whether the necessary quorum of stockholders is present or represented at each annual meeting.

2. Approval of an amendment to the Company’s Certificate of Incorporation to declassify the Board of Directors. The results were as follows:

For	Against	Abstain	Broker Non-Votes[1]
75,735,617	436,962	244,463	8,628,552

3. Approval of the new Sterling Bancorp 2015 Omnibus Equity and Incentive Plan.

For	Against	Abstain	Broker Non-Votes[1]
71,929,776	2,148,370	2,338,896	8,628,552

4. Approval, by non-binding vote, of the compensation of the Named Executive Officers (Say-on-Pay).

For	Against	Abstain	Broker Non-Votes[1]
73,369,354	2,757,654	290,034	8,628,552

5. Ratification of the appointment of Crowe Horwath LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2015.

For	Against	Abstain	Broker Non-Votes[1]
83,911,771	875,121	258,702	—

Item 9.01	Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation

3.2	Amended and Restated Bylaws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STERLING BANCORP

Date:	June 1, 2015	By:	/s/ Luis Massiani
Luis Massiani
Senior Executive Vice President and
Chief Financial Officer